Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT # 1 TO THE FUNDING OPTION
AND STOCK PURCHASE AGREEMENT

This AMENDMENT #1 TO THE FUNDING OPTION AND STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of September, 29, 2014 (the “Amendment Effective Date”), by and between Bioceres S.A., an Argentine company having its principal place of business at Ocampo 210bis (CP2000) Rosario, Provincia de Santa Fe, Argentina (“Bioceres”) and Arcadia Biosciences, Inc., an Arizona corporation (“Arcadia” and together with Bioceres, each a “Party” and together, the “Parties”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS on February 24, 2012, the Parties entered into a certain Funding Option and Stock Purchase Agreement (the “Agreement”) pursuant to which they agreed on certain funding mechanisms and capital requirements for years 2012 through 2015.

WHEREAS Arcadia intends to (i) reduce its 2014 Annual Commitment Amount to $ *** (ii) be waived of the obligation to fund any Annual Commitment Amount in 2015; and (iii) surrender the *** shares of Bioceres Common Stock it currently owns (the “Arcadia-Held Common Stock”) to Bioceres; and Bioceres is willing to accept all of the above.

NOW THEREFORE, the Parties agree as follows:

1.          Amendments to the Agreement

1.1        Amendment to Section 1.1 of the Agreement: As from the Amendment Effective Date, Section 1.1 of the Agreement shall read as follows:

               “Funding Option. Commencing on the Effective Date and ending on December 30, 2014 (the “Subscription Term”), if BUSA determines, in its discretion, that it requires additional cash for the purpose of funding BUSA’s performance of the BUSA Contributed Services, Bioceres may elect, in its sole discretion (a “Funding Option”), to sell to Arcadia, and subject to Arcadia’s rights of refusal set forth in Section 2, Arcadia shall purchase from Bioceres, shares of Common Stock with an aggregate purchase price in any one calendar year not to exceed the lesser of (i) the value attributed to the BUSA Contributed Services for that year by Verdeca pursuant to the Work Plan (the “BUSA Annual Services Amount”) and (ii) the following amounts in each of the following years (each an “Annual Commitment Amount”):

[***]

1.2          Deletion of Section 3.5 of the Agreement: As from the Amendment Effective Date, Section 3.5 of the Agreement shall read as follows:

“3.5 [INTENTIONALLY LEFT BLANK”]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.3          Amendment of Section 3.7 of the Agreement: As from the Amendment Effective Date, Section 3.7 of the Agreement shall read as follows:

          “Closings. The Parties desire to have only one closing on the sale and purchase of the Shares per year during the Subscription Period; however, the Parties may mutually agree to hold more than one closing per year provided that the aggregate amount of Shares to be sold in any one calendar year shall not exceed the lesser of the BUSA Annual Contribution Amount and the Annual Commitment Amount for such year. Any First Year Closing, Second Year Closing, or Third Year Closing shall be known individually as a “Closing” and all Closings shall be known collectively herein as the “Closings”.

1.4          Amendment of Section 5.1 of the Agreement: As from the Amendment Effective Date, Section 5.1 of the Agreement shall read as follows:

“Put Right. Subject to the limitations set forth in Section 5.2, Arcadia shall have the right to require Bioceres to repurchase any shares of Common Stock then owned by Arcadia (the “Put Right”) upon the occurrence of any of the following events (which are not mutually exclusive): (i) the dissolution of Verdeca (a “Dissolution”); (ii) any distribution to BUSA other than a Tax Distribution (as defined in the Operating Agreement) pursuant to the Operating Agreement (a “BUSA Distribution”); (iii) the closing of a transaction or a series of transactions pursuant to which Verdeca receives $ *** or more from third party investor (s;) and (iv) Arcadia owing any royalty payment to Bioceres pursuant to a Future Related Agreement (as defined in that certain Letter Agreement executed between Arcadia, BUSA and Bioceres on even date herewith) (a “Royalty”).

2.          Transfer of the Arcadia Common Stock. In consideration of the reduction of Arcadia’s funding obligations under the Agreement, Arcadia hereby transfers to Bioceres *** shares of Common Stock. Arcadia represents and warrants to Bioceres that it has the requisite power and authority to create a legally binding obligation for itself by this Amendment and to execute and deliver this Amendment, to perform its obligations under this Amendment and to consummate the transactions contemplated by this Amendment and is not subject to any legal or administrative proceedings that might restrict such powers, capacity and authority. The execution and delivery by Arcadia of this Amendment, the performance by Arcadia of its obligations hereunder and the consummation of the transactions contemplated hereby has been duly authorized by all necessary actions. This Amendment has been and, at the Amendment Effective Date, will be, duly executed and delivered by Arcadia, and, assuming the due authorization, execution and delivery by Bioceres hereto and thereto, this Amendment constitutes, and upon such execution and delivery, will constitute, legal, valid and binding obligations of Arcadia, enforceable in accordance with its respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). As of the Amendment Effective Date, Arcadia is the holder of record and beneficial owner of the Arcadia-Held Common Stock and the Arcadia-Held Common Stock will, as of the aforesaid date, be free and clear of any and all liens. Upon execution of this Amendment, good title to the Arcadia-Held Common Stock will be transferred to Bioceres, free and clear of all liens. By signing this Amendment, Bioceres is deemed notified of the aforesaid transfer for purposes of Section 215 of the Argentine Companies Law 19,550 (as amended and reinstated).

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.          Agreement remains in full force and effect: Unless expressly modified in this Amendment, all of the provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first set forth above.

FOR COMPANY:		FOR ARCADIA:

BIOCERES S.A.		ARCADIA BIOSCIENCES, INC.
an Argentine Republie corporation		an Arizona corporation

By:		By:
Name:		Name:	Eric J. REY

Title:	Authorized representative & CEO	Title:	President & CEO
Address: Ocampo 210 Bis, Predio CCT Rosario, Santa Fe, Argentina, 2000		Address: 202 Cousteau Place, Suite 200 Davis, California 95618 USA

FOR BUSA (FOR SECTION 5.6 OF THE AGREEMENT):

BIOCERES INC.
a Delaware corporation

By:

Name:	Federico TRUCCO
Title:	President
Address: Ocampo 210 Bis, Predio CCT Rosario, Santa Fe, Argentina, 2000

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